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                                                                Exhibit 8.1

                     EMENS, KEGLER, BROWN, HILL & RITTER

                       A Legal Professional Association
                       ATTORNEYS AND COUNSELORS AT LAW
                                CAPITOL SQUARE
                                  SUITE 1800
                             65 EAST STATE STREET
                          COLUMBUS, OHIO  43215-4294
                            _____________________




                               October 2, 1995



Benton Oil and Gas Company
Attention:  Gregory S. Grabar
1145 Eugenia Place, Suite 200
Carpinteria, California 93013

Re: Form S-4 Registration Statement under Securities Act of 1933 SEC File Number 33-61299-Federal Tax Consequences

Dear Mr. Grabar:

        We have acted as counsel to Benton Oil and Gas Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of the Company's Common Stock and Warrants. In this connection, we have examined the registration statement on Form S-4 (the "Registration Statement"), including the proxy statement-prospectus which forms a part of the Registration Statement (the "Prospectus") and such other documents as we deem necessary for the purposes of this opinion.

        Based on the foregoing and subject to the limitations set forth herein, it is our opinion that the description of federal income tax consequences included in the Prospectus under the heading "Certain Federal Tax Consequences" accurately sets forth the federal income tax consequences under existing law relating to the Exchange to which such discussion refers.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.
                                        Sincerely yours,

                                        EMENS, KEGLER, BROWN, HILL & RITTER

                                        By: /s/ Jack A. Bjerke
                                            -------------------------------
                                            Jack A. Bjerke, Vice President